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Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We consent to the use in Pre-Effective Amendment #4 to Registration Statement No. 333-185159 on Form N-2 of our report dated February 14, 2013, relating to the financial statements of Brookfield Mortgage Opportunity Income Fund Inc. as of January 30, 2013 and for the period November 26, 2012 (date of inception) to January 30, 2013, and to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Prospectus and Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
March 25, 2013

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  Exhibit (n)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM